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                                                                    Exhibit 10.2

                                [SPEEDERA LOGO]

                           Network Services Agreement

The Agreement between Speedera Networks, Inc. ("Speedera") and customer ("Customer") consists of this Network Services Agreement (the "Network Agreement"), the applicable Service Level Agreement(s) (the "Service Level Agreement(s), and attached Services Schedule, as it may be amended from time to time, and any subsequent Service Schedule (the "Services Schedule", and together with the Network Agreement and applicable Service Level Agreements(s), the "Agreement"). The Agreement shall become effective when signed by both parties.

1. Speedera Responsibilities and Services. During the term of the Agreement (the "Term"), Speedera agrees to provide Customer with those services agreed to by Customer and Speedera as further set forth in the Services Schedule (the "Services"). To the extent necessary far the provision of such Services, Speedera will: (a) provide, maintain and operate on a twenty-four hour per day, seven days per week, 365 days per year basis, a network to provide the Services (the "Speedera Network"), all network software and periphals, and all Internet connectivity: (b) staff its Networks Operating Center ("NOC") twenty-four hours per day, seven days per week, 365 days per year; (c) maintain network security as reasonably necessary to monitor and protect against unauthorized third-party access to Customer Content (as defined in Section 4) located on or within the Speedera Network (Customer acknowledges that the portion of the Speedera Network through which Customer Content will pass and the web servers in which Customer Content will be stored will not be segregated in a separate physical location from web servers on which content from other Speedera customer will be transmitted or stored); (d) maintain sufficient capacity on the Speedera Network during the Term as necessary to meet Customer's Committed Amount set forth in the Services Schedule; (e) maintain the service levels set forth on the applicable Service Level Agreement(s), and (f) provide Customer with such installation, support, training or other additional services as may be specified in Services Schedule or as may be requested by Customer from time to time during the Term and set forth in a separate addendum agreed to and executed by both parties. The Service Level Agreement(s) applicable to the Services selected by the Customer are available at the following URL:www.speedera.com/sla/09142000/. Customer acknowledges that it will obtain, read and understand the applicable Service Level Agreement(s).

2. Customer Responsibilities.

During the Term, Customer agrees to (a) perform all of its obligations as set forth on the Services Schedule and Service level Agreement(s) including but not limited to all obligations associated with the placement and usage of (i) Speedera provided tags ("Tags") of those Customer's website(s) specified on the attached Contact and Configuration Data Sheet (the "Data Sheet") and/or (ii) Speedera provided traffic management probes ("Probes") at those locations specified on the Data Sheet; (b) pay all fees and/or royalties due Speedera in accordance with the fees structure set forth in the Services Schedule and as further described in Section 6 of this Network Agreement; (c) install and maintain any all Probes provided to the Customer by Speedera in accordance with the Agreement such maintenance to include the provision of any and all power internal connectivity, and other reasonable support for the Probes, and (d) in the event that any Customer Consent infringes the intellectual property or other rights of a third party or violates any applicable laws or regulations (including, without limitations, laws and regulations relating to indecency or obscenity), (i) remove such Customer Content from Customer's origin server, and
(ii) remove the URL/ing from such Customer Content, or cause such URL's to be removed from any third party web site so that it will not be routed to and not pass through the Speedera Network.

3. Representation and Warranties

Customer warrants and represents to Speedera that Customer, (i) owns all right, title and interest in the Customer Content, or possesses or shall posses all legally valid rights in the Customer Content necessary for the uses of the Customer Content contemplated by the probes agreement and (ii) will not transmit or route to the Speedera Network or otherwise direct via the Services any Customer Content that infringes any copyright trade secret, or other intellectual property right, contains any libelous, defamatory or obscene material or otherwise violates any laws or regulations relating to content or content distribution.

4. Intellectual Property Rights and Licenses.

(a) Ownership of Customer Content. As between Customer and Speedera, Customer shall own all right, title and interest in and to any files, software, scripts, multimedia images, graphics, audio, video, text, data or other objects, including any third party content or materials, originating or transmitted from any web site owned or operated by Customer, and routed to passed through and/or stored on or within the Speedera Network and/or otherwise transmitted or routed using the Services ("Customer Content"). Customer is and shall be solely responsible for the creation, renewal, updating, deletion, editorial content control and all other aspects of any Customer Content.

(b) License to Customer Content. During the Term, Customer grants to Speedera a limited, non-exclusive license to use and sublicense the use of the Customer Content solely for all reasonable and necessary purposes contemplated by the Agreement and for Speedera to perform the Services as contemplated hereunder. The Agreement does not transfer or convey to Speedera or any third party any right, title or interest in or to the Customer Content or any associated intellectual property rights, but only a limited right of use revocable in accordance with the terms of the Agreement.

(c) Ownership of Tags and Probes. As between Customer and Speedera, Speedera shall own all right, title and interest in and to the Tags. Probes, and any other software or hardware provided to Customer by Speedera in accordance with the Agreement.

(d) License to Tags and Probes. The Agreement does not transfer or convey to Customer or any third party any right, title or interest in or to the Tags, Probes or any other software or hardware provided to Customer by Speedera in accordance with the Agreement, or any associated intellectual property rights, but only a limited right of use revocable in accordance with the Agreement. Upon the termination and or expiration of the Agreement, Customer will promptly return to Speedera all Probes and any other hardware provided to Customer

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by Speedera in accordance with the Agreement and promptly destroy any software provided to Customer by Speedera in accordance with the Agreement.

5. Publicity and Trademarks. Customer hereby permits Speedera to identify Customer as a customer of Speedera and to display Customer's logo in connection with identifying Customer as a customer of Speedera. Within 30 days of the effective date of this Agreement, Customer agrees to participate in a joint press with Speedera announcing Customer's use of Speedera's services. With prior written consent by the other party, which consent shall not be unreasonably withheld or delayed, either party shall be permitted to use the other party's name in connection with proposals to prospective customers to hyperlink from its web site to the other party's home page, and to otherwise refer to the other party in print or electronic forms for marketing or references purposes. Each party may display or refer to the other party's proprietary indicia, trademark, service mark. trade names, logos, symbols and/or brand names (collectively "Marks") upon the advance written approval of that party, which approval shall not be unreasonably withheld. Neither party may remove, destroy or alter the other party's Marks, Each party agrees that it shall not challenge or assist others to challenge the rights of the other party or its suppliers or licensors in the Mark or the registration of the Marks, or attempt to register any trademarks, trade names or other proprietary indicia confusingly similar to the Marks. All use of a party's Marks shall be subject to such party's logo and trademark usage guide as provided to the other party and as the same may be updated from time to time. Neither party grants any rights in the Marks or in any other trademark, trade name, service mark, business name or goodwill or the other except as expressly permitted hereunder or by separate written agreement of the parties.

6. Fees, Pricing and Payment Terms, Taxes. Speedera's current fees for the Services (including license fees, installation charges, service usage fees and other fees) are set forth on the Services Schedule. Speedera will invoice Customer on the first day of each month for the Total Monthly Recurring charge set forth in the Services Schedule for such month and Speedera will invoice Customer on the last day of each month for any additional usage above the Total Monthly Recurring charge invoiced for that month. Setup Charges will be invoiced upon execution of this Agreement. Payments are due 20 days after invoice date for the Total Monthly Recurring charges and 15 days after invoice date for additional usage and for any Setup Charges. Customer agrees to pay a late charge of two percent (2%) per month or the maximum lawful rate; whichever is less, for all amounts not paid when due. Speedera may also immediately suspend services if any amount is more than 10 days past due and continue to suspend the service until all due and unpaid amounts are paid in full. All fees, prices, and royalties are in United State dollars and do not include any taxes, duties, fees and/or other governmental charges of any kind (including sales, import, and use taxes, but excluding taxes based on the gross revenues or net income of Speedera) which are imposed by or under the authority of any government or any political subdivision thereof. Any and all such taxes duties, fees and/or other governmental charges shall be borne by Customer and shall not be considered a part of, a deduction from or an offset against such fees. Customer agrees to pay reasonable attorney's fees and court cost incurred by Speedera to collect any unpaid amounts owed by Customer. If Customer wishes, Customer may increase its Committed Amount set forth on the Services Schedule at anytime during the Term upon notice to Speedera and any applicable volume discounts resulting from such increase to the Committed Amount shall be applied to utilization during that month, regardless of when the increase is made in that month.

7. Confidential Information. All written information labeled as proprietary or confidential that is disclosed by either party to the other party shall remain the sole property of the disclosing party. Each party agrees that it shall not disclose, use, modify, copy, reproduce or otherwise divulge such confidential information other that to fulfill its obligations under the Agreement. The prohibitions contained in this Section 7 shall not apply to information (a) already lawfully known to or independently developed by the receiving party, (b) disclosed in published materials, (c) generally known to the public, or (d) lawfully obtained from any third party. Neither party shall disclose to third parties, other than its agents and representatives on a need-to-know basis, the terms of the Agreement or any addenda hereto without the prior written consent of the other party, except either party shall be entitled to disclose (i) such terms to the extent required by law; and (ii) the existence of the Agreement.

8. Term and Termination. The Agreement shall remain in full force and effect for the initial term specified in the Services Schedule (the "Initial Term"). Upon the expiration of the Initial Term, the Agreement shall automatically renew for one or more additional terms of (1) year (each, a "Renewal Term") unless and until either party notifies the other party in writing of its intent to terminate at least sixty (60) days prior to the expiration of the then-current Initial Term or Renewal Term. The Initial Term, together with any and all Renewal Terms, is collectively referred to as the "Term". Either Party may terminate the Agreement in the event that the other party materially defaults in performing any obligation under the Agreement and such default continues uncured for a period of thirty (30) days following written notice of default, except that Speedera may immediately terminate the Agreement where a delay in termination would have a material adverse effect on Speedera; provided, however, that in the event that the Agreement is so terminated by Customer due to Speedera's breach of its obligations and failure to cure such breach with respect to the Service Level Agreement(s). Customer's sole remedy shall be its election to terminate the Agreement without further liability to either party (except for Customer's obligation to pay all accrued and unpaid fees outstanding at the date of termination). During the first 90 days after the Effective Date, Customer may terminate the Agreement without paying a cancellation fee by providing Speedera with 90 day written notice of termination and agreeing to pay all unpaid fees accrued as of the effective date of termination. At any time after the first 90 days after the Effective Date, Customer may terminate the Agreement and purchase equivalent services from another provider ("Alternative Provider") without paying a cancellation fee by providing Speedera with 90 day written notice of termination and agreeing to pay all unpaid fees accrued as of the effective date of termination, provided, however, that Customer must purchase the services from Speedera rather than the Alternative Provider if Speedera matches the quality and nature of the services and prices being offered by the Alternative Provider. The Agreement shall terminate, effective immediately upon delivery of written notice by either party to the other party upon (i) the institution of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of debts of the other party, (ii) the making of an assignment for the benefit of creditors by the other party; or
(iii) the dissolution of the other party. Customer may cancel the Service at any time during the Initial Term or during any Renewal Term for convenience upon written notice to Speedera in which case Customer agrees to pay to Speedera: (a) all unpaid fees accrued as of the cancelation date; plus (b) an early cancellation fee equal to the Committed Amount (as set forth in the Services Schedule) that will become due during the canceled portion of the current Initial Term or Renewal Term, provided, however that during the Evaluation Period, if any, Customer may terminate the Agreement without further obligation to Speedera by providing written notice of such termination to Speedera prior to the end of the Evaluation Period. The provisions of Section 3, 4(a), 4(c), 4(d) and 6 through 12 of the Network Agreement shall survive termination of the

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Agreement. All other rights and obligations of the parties shall cease upon termination of the Agreement. The term of any and all licenses granted hereunder shall expire immediately upon expiration or termination of the Agreement.

9. Dispute Resolution. In the case of any disputes under the Agreement, the parties shall first attempt in good faith to resolve their dispute informally, or by means of commercial mediation, without the necessity of formal proceeding. Any controversy or dispute arising out of or relating to the Agreement, or the breach thereof, which cannot otherwise be resolved as provided above shall be resolved by arbitration conducted in accordance with the commercial arbitration rules of the American Arbitration Association ("AAA") and judgment upon the award rendered by the arbirral tribunal may be entered in any court having jurisdiction thereof.

10. Indemnification and Disclaimer of Warranties. Customer acknowledges that by entering into and performing its obligations under the Agreement, Speedera does not assume and should not be exposed to the business and operational risks associated with Customer's business or any aspects of the operation or content of Customer's web site(s). Accordingly, Customer shall defend, indemnify, and hold harmless Speedera from and against any suit, proceeding, assertions, damage, cost, liability, and expenses (including court costs and reasonable attorneys' fees) incurred as a result of claims of customers or other third parties claim against Speedera and its affiliates licensors, suppliers, officers, directors, employees and agents arising from or connected with any Customer Content or Customer's web site(s) (including without limitation any activities or aspects thereof or commerce conducted thereon), Customer's misuse of the Services, or Customer's breach of any of its representations and/or warranties set forth in Section 3 of the Network Agreement EXCEPT AS SPECIFICALLY PROVIDED IN THE AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS OR IMPLIED, TO THE FULLEST EXTENT PERMITTED BY LAW, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, AND FITNESS FOR A PARTICULAR PURPOSE.

11. Limitation of liability and damages. EXCEPT FOR CUSTOMER'S LIABILITY ARISING OUT OF ITS INDEMNIFICATION OBLIGATIONS OF SECTION 10 AND EACH PARTY'S LIABILITY FOR ANY BREACH OF ITS CONFIDENTIALITY OBLIGATIONS OF SECTION 7, LIABILITY FOR ALL CLAIMS ARISING OUT OF THE AGREEMENT, WHETHER IN CONTRACT, TORT OR OTHERWISE, SHALL NOT EXCEED THE AMOUNT OF FEES PAYABLE BY CUSTOMER TO SPEEDERA UNDER THE AGREEMENT DURING THE SIX (6) MONTHS PRECEDING THE CLAIM. IN NO EVENT SHALL SPEEDERA BE LIABLE FOR ANY LOSS OF DATA, LOSS OF BUSINESS PROFITS, CONSEQUENTIAL OR INDIRECT DAMAGES ARISING FROM OR IN RELATION TO THE AGREEMENT OR THE USE OF THE SERVICES, HOWEVER CAUSED AND REGARDLESS OF THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF SPEEDERA HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITIES OF SUCH DAMAGES.

12. Miscellaneous. Any notice required or permitted hereunder shall be in writing and shall be delivered to the contact person listed on the Data Sheet. Customer may not, without the prior written consent of Speedera, assign the Agreement, in whole or in part, either voluntarily or by operation of law, and any attempt to do so shall be a material default of the Agreement and shall be void. The Agreement is solely for the benefit of the parties and their successors and permitted assigns, and does not confer any rights or remedies on any other person or entity. The Agreement shall be interpreted according to the laws of the State of California without regard to or application of conflict-of-law rules or principles. The Network Agreement, the Services Schedule, and the Service Level Agreement(s), shall constitute the entire agreement between Speedera and Customer with respect to the subject matter hereof and all prior agreements, representations, and statements with respect to such subject matter are superceded hereby. The Network Agreement shall control in the event of any inconsistency with the terms of the Services Schedule and/or the Service Level Agreement(s). The Agreement may be changed only by written agreement signed by both Speedera and Customer. No failure of either party to exercise or enforce any rights under the Agreement shall act as a waiver of subsequent breaches. In the event any provision of the Agreement is for any reason held invalid, illegal or unenforceable, the parties will begin negotiations for a replacement provision and the remaining provisions of the Agreement will be unimpaired. If either party is prevented from performing any of its obligations under the Agreement due to any cause beyond the party's reasonable control, including, without limitations, an act of God, fire, flood, explosion, war, strike, embargo, government regulation, civil or military authority, acts or omissions of carriers, transmitters, providers, vandals, or hackers (a "force n/a date event") the time for that party's performance will be extended for the period of the delay or inability to perform due to such occurrence, provided, however, that Customer will not be excused from the payment of any sums of money owed by customer to Speedera and provided further, however, that if a party suffering a force majeure event is unable to cure that event within thirty (30) days, the other party may terminate the Agreement. The Agreement shall be construed and interpreted fairly, in accordance with the plain meaning of its terms, and there shall be no presumption or inference against the party drafting the Agreement in construing or interpreting the provisions hereof. Except as provided herein, the rights and remedies of the parties set forth in the Agreement are not exclusive and are in addition to any other rights and remedies available to it at law in equity. The Agreement shall be binding upon and shall inure to the benefit of the respective parties hereto, their respective successors in interest, legal representatives, heirs and assigns. Each party shall comply with all applicable laws, regulations and ordinances relating to their performance hereunder.

CUSTOMER AND SPEEDERA AGREE THAT THE TERMS AND CONDITIONS OF THE AGREEMENT SUPERSEDE ALL PROPOSALS, WRITTEN OR ORAL, AS WELL AS OTHER COMMUNICATIONS BETWEEN CUSTOMER AND SPEEDERA RELATING TO THE AGREEMENT. CUSTOMER'S SIGNATURE BELOW ACKNOWLEDGES THAT CUSTOMER HAS READ AND UNDERSTANDS EACH OF THE TERMS AND CONDITIONS OF THE AGREEMENT AND AGREES TO BE BOUND BY THEM.

Accepted by Customer                   Accepted by Speedera Networks, Inc.:

/s/ Jeffrey J. Miller                  /s/ P. Michael Kosten
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SIGNATURE                              SIGNATURE

    Jeffrey J. Miller  20 Feb 02           P. Michael Kosten      20 FEB 02
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NAME                     DATE                 NAME                   DATE

    Senior Vice President                    VP & CFO
    Legal and Privacy Affairs
    Avenue A, Inc.
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